                                                                     Exhibit 4.4


                          SECURITIES SUBSCRIPTION AGREEMENT

                             FIRST PACIFIC NETWORKS INC.


    THE SECURITIES HAVE NOT BEEN REGISTERED WITH THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION OR THE SECURITIES COMMISSION OF ANY STATE BECAUSE THEY ARE EXEMPT FROM REGISTRATION UNDER VARIOUS REGULATIONS PROMULGATED UNDER THE SECURITIES ACT OF 1993, AS AMENDED (THE "ACT"). THIS SUBSCRIPTION AGREEMENT SHALL NOT CONSTITUTE AN OFFER TO SELL NOR A SOLICITATION OF AN OFFER TO BUY THE SECURITIES IN ANY JURISDICTION IN WHICH SUCH OFFER OR SOLICITATION WOULD BE UNLAWFUL.

    This Securities Subscription Agreement (the "Agreement") is executed by the undersigned (the "Subscriber") in connection with the irrevocable offer and the subscription of the undersigned to purchase an aggregate of 1,500 shares of Series F Convertible Preferred Stock, par value $0.001 per share (the "Shares"), of First Pacific Networks Inc., a Delaware corporation (the "Company"), at a price of US $1,000 per share, which Shares are convertible into shares of common stock, par value $0.001 per share (the "Common Stock" and together with the Shares, the "Securities"), of the Company. The terms and provisions of the Shares are set forth in the Certificate of Designation attached hereto as Exhibit A. This Agreement and the offer and sale of the Securities contemplated hereby are being made in reliance upon the provisions of certain rules and regulations which provide an exemption from the registration provisions under the Securities Act of 1933, as amended (the "Act"). The Subscriber, in order to induce the Company to enter into the transaction contemplated hereby and acknowledging that the Company will rely thereon represents, warrants and agrees as follows:

    1. OFFER TO SUBSCRIBE; PURCHASE PRICE. The Subscriber hereby offers to purchase and subscribes for an aggregate of 1,500 Shares for an aggregate price of $1,500,000 at the time of the Closing (as hereinafter defined). The closing of the transactions contemplated hereby (the "Closing") shall be deemed to occur when this Agreement has been executed by both Subscriber and Company. Payment shall be made at the Closing by delivering immediately available funds in United States dollars by wire transfer for simultaneous closing by delivery of securities versus payment. The Company agrees to deliver certificates representing the Shares subscribed for at the Closing. The date on which the Closing occurs is hereafter referred to as the Closing Date.

    2. SUBSCRIBER REPRESENTATIONS; ACCESS TO INFORMATION; INDEPENDENT INVESTIGATION

         (a) ACCREDITED INVESTOR STATUS. Subscriber represents and warrants to the Company that Subscriber is an "Accredited Investor" as that term is defined in Rule 501(a) of Regulation D ("Regulation D") promulgated under the Act.

         (b) ACCESS TO INFORMATION. The Subscriber or his professional advisor has been granted the opportunity to conduct a full and fair examination of the records, documents and files of the Company, to ask questions of and receive answers from representatives of the Company, its


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

officers, directors, employees and agents concerning the terms and conditions of this offering, the Company and its business prospects, and to obtain any additional information which the Subscriber or his advisor deems necessary to verify the accuracy of the information received.

         (c) RELIANCE ON OWN ADVISORS. The Subscriber has relied completely on the advise of, or has consulted with, its own tax, investment, legal and other advisors and has not relied on the Company or any of its affiliates, officers, directors, attorneys, accountants or any affiliates of any thereof and each other person, if any, who controls any thereof, within the meaning of
Section 15 of the Securities Act for any tax or legal advice.

         (d) CAPABILITY TO EVALUATE. The Subscriber has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the prospective investment, which are substantial.

         (e) INVESTMENT EXPERIENCE. Subscriber is an investor in securities of companies in the development stage and has made investments in securities other than those of the Company. Subscriber acknowledges that it is able to fend for itself in the transaction contemplated by this Agreement, that it has the ability to bear the economic risk of its investment pursuant to this Agreement and that it is an "Accredited Investor" by virtue of the fact that it meets the qualification standards set forth above. Subscriber has not been organized for the purpose of investing in securities of the Company, although such investment is consistent with its purposes.

         (f) FEND FOR SELF. The Subscriber has either a pre-existing personal or business relationship with the Company and its officers, directors and controlling persons or by reason of its business or financial expertise has the capacity to protect its own interest in connection with this transaction.

         (g) INVESTMENT; NO DISTRIBUTION. The Subscriber is acquiring the Shares solely for the Subscriber's own account for investment purposes as a principal and not with a view to immediate resale or distribution of all or any part thereof. The Subscriber is aware that there are legal and practical limits on the Subscriber's ability to sell or dispose of the Shares and the shares of Common Stock issuable upon conversion thereof, and therefore, that the Subscriber must bear the economic risk of the investment for an indefinite period of time and has adequate means of providing for the Subscriber's current needs and possible personal contingencies and has need for only limited liquidity of this investment. The Subscriber's commitment to illiquid investments is reasonable in relation to the Subscriber's net worth.

         (h) NO GENERAL SOLICITATION. The Shares were not offered to the Subscriber through, and the Subscriber is not aware of, any form of general solicitation or general advertising, including, without limitation, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, and
(ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.


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         (i)  BENEFICIAL OWNER.   Subscriber is purchasing the Shares, and upon
conversion thereof will be purchasing the shares of Common Stock issuable thereupon, for its own account.

         (j)  INDEPENDENT INVESTIGATION.    Subscriber in electing to
subscribe for the Shares hereunder, has relied solely upon the representations and warranties of the company set forth in this Agreement and on independent investigation made by it and its representatives, if any, and Subscriber has been given no oral or written representations or assurance from the Company or any representation of the Company other than as set forth in this Agreement or in a document executed by a duly authorized representative of the Company making reference to this Agreement.

         (k)  NO GOVERNMENT RECOMMENDATION OR APPROVAL.    Subscriber
understands that no United States federal or state agency, or similar agency of any other country, has passed upon or made any recommendation or endorsement of the Company, this transaction or the purchase of the Securities.


    3.   THE COMPANY REPRESENTS, COVENANTS AND WARRANTS THE FOLLOWING:

         (a) CONCERNING THE COMPANY. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and is duly qualified as a foreign corporation in all jurisdictions in which the failure to so qualify would have a material adverse effect on the Company and its subsidiaries taken as a whole. The Company has registered its Common Stock pursuant to Section 12 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the Common Stock is listed and trades on the NASDAQ Small Cap Market. The Company has timely filed all material required to be filed pursuant to all applicable reporting obligations under either
Section 13(a) or 15(d) of the Exchange Act for a period of at least twelve (12) months immediately preceding the offer or sale of the Shares. The Company meets the eligibility requirements of the Securities and Exchange Commission (the "Commission") with respect to the use of Form S-3 for the filing of a resale registration statement with the Commission.

         (b) CONCERNING THE SECURITIES. The issuance, sale and delivery of the Shares and the shares of Common Stock issuable upon the conversion thereof are within the Company's corporate powers and have been duly authorized by all required corporate action on the part of the Company and its stockholders and when such securities are issued, sold and delivered in accordance with the terms hereof and the Shares for the consideration expressed herein and in the Certificate of Designation, such securities will be duly and validly issued, fully paid and nonassessable. There are no preemptive rights of any stockholders of the Company.

         (c) SUBSCRIPTION AGREEMENT. This Agreement has been duly authorized, validly executed and delivered on behalf of the Company and is a valid and binding agreement enforceable against the Company in accordance with its terms, subject to general principles of equity and to bankruptcy or other laws affecting the enforcement of creditors' rights generally.

         (d) NON-CONTRAVENTION. The execution and delivery of this Agreement and the consummation of the issuance of the Shares and the


                                          3

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transactions contemplated by this Agreement and the Certificate of Designation do not and will not conflict with or result in a breach by the Company of any of the terms or provisions of, or constitute a default under, the articles of incorporation or by-laws of the Company, or any indenture, mortgage, deed of trust, or other material agreement or instrument to which the Company is a party or by which it or any of its properties or assets are bound, except that it is understood that the execution and delivery of this Agreement may violate the piggy-back registration rights of certain security holders of the Company. In addition, it is understood that the execution and delivery of the Agreement does not violate the terms of any existing applicable law, rule or regulation of the United States or any State thereof or any applicable decree, judgment or order of any Federal or State court, Federal or State regulatory body, administrative agency or other United States governmental body having jurisdiction over the Company or any of its properties or assets.

         (e) LITIGATION. There is no action, suit or proceeding before or by any court or governmental agency or body, domestic or foreign, now pending or, to the knowledge of the Company, threatened, against or affecting the Company, or any of its properties, which might result in any material adverse change in the condition (financial or otherwise) or in the earnings of the Company, or which might materially and adversely affect the properties or assets thereof.

         (f)  NO DEFAULT.    The Company is not in default in the performance
or observance of any material obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust or other material instrument or agreement to which it is a party or by which it or its property may be bound.

         (g) SEC FILINGS. None of the Company's filings with the Commission since January 1, 1995 contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary to make the statement therein in light of the circumstances under which they were made, not misleading at the time such filings were made. The Company has since January 1, 1995 timely filed all requisite forms, reports and exhibits thereto with the Commission.


    4. COVENANTS OF THE COMPANY. For so long as any Shares held by the Subscriber remain outstanding, the Company covenants and agrees with the Subscriber that:

         (a) It will use its best efforts to maintain the listing of its Common Stock on the NASDAQ Small Cap Market.

         (b) Except as otherwise expressly provided in Section 6 below, it will not issue stop transfer instructions to its transfer agent with respect to and will not place a restrictive legend on the certificates representing the Shares or the shares of Common Stock issuable upon the conversion thereof.

         (c) It will effect the registration under the Act and the rules and regulations of the Commission of the resale of all shares of Common Stock issuable upon the conversion of the Shares (the "Registration Shares") and, in connection therewith, it will:


                                          4

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              (i)   prepare and file with the Commission within ten business
         days of the date hereof a registration statement on Form S-3 (the "Registration Statement") with respect to Two Hundred percent (200%) of the number of Registration Shares as would be issuable on the date of filing of the registration statement if all of the Shares were converted on that date, pursuant to the rules and regulations of the Commission and cause the Registration Statement to become and remain effective for a period of not less than six months;

              (ii) prepare and file with the Commission such amendments and supplements to the Registration Statement and the prospectus used in connection therewith as may be necessary to keep the Registration Statement effective for a period of not less than six months and comply with the applicable provisions of the rules and regulations of the Commission;

              (iii) furnish to the Subscriber such number of copies of each prospectus included in the Registration Statement for the Registration Shares, including each preliminary prospectus, each of which shall be in conformity with the requirements of the rules and regulations of the Commission;

              (iv) notify the Subscriber at any time when a prospectus relating to such Registration Shares is required to be delivered under rules and regulations of the Commission within the appropriate period mentioned in clause (ii) preceding, of the happening of any event as a result of which the prospectus included in the Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statement therein not misleading in the light of circumstances then existing, and at the Subscriber's request, prepare and furnish to it a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registration Shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

              (v) cause all of the Registration Shares to be listed on the NASDAQ Small Cap Market; and

              (vi) in instances where an exemption from such qualification is not available, register or qualify the Registration Shares under the securities or Blue Sky laws of such jurisdictions as the Subscriber shall reasonably request; provided, that the Company shall not be required to register or qualify under the Blue Sky laws in states where the Company is already cleared.

         (d) It will permit the Subscriber to exercise its right to convert the Shares by telecopying an executed and completed Notice of


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Conversion to the Company and delivering the original Notice of Conversion and the certificate representing the Shares to the Company by express courier. Each date on which a Notice of Conversion is telecopied to and received by the Company in accordance with the provisions hereof shall be deemed a conversion date. The Company will transmit the certificates representing shares of Common Stock issuable upon conversion of any Shares (together with the certificates representing the Shares not so converted) to the Subscriber via express courier, by electronic transfer or otherwise, within three business days after receipt by the Company of the original Notice of Conversion and the certificate representing the Shares to be converted (the "Delivery Date"). If, after three business days after the Delivery Date, the Company has not delivered such shares of Common Stock in accordance with the provisions of this Section 4(d), the Subscriber shall be entitled to receive a penalty in an amount in cash equal to $30.00 per day for each $50,000 face amount of Shares being so converted until the earlier of the date of delivery of such shares of Common Stock or the revocation of the Notice of Conversion as set forth below. In addition to any other remedies which may be available to the Subscriber, in the event that the Company fails for any reason to effect delivery of such shares of Common Stock within five business days after the Delivery Date, the Subscriber will be entitled to revoke the relevant Notice of Conversion by delivering a notice to such effect to the Company whereupon the Company and the Subscriber shall each be restored to their respective positions immediately prior to delivery of such Notice of Conversion.

    5. RESTRICTIONS ON CONVERSION OF SHARES. The Subscriber or any subsequent holder of the Shares (the "Holder") shall be prohibited from converting any portion of the Shares which would result in the Subscriber or the Holder being deemed the beneficial owner, in accordance with the provisions of Rule 13d-3 of the Securities Exchange Act of 1934, as amended, of five percent (5%) or more of the then issued and outstanding Common Stock of the Company.

    6.   RESTRICTIVE LEGENDS.

         (a) All Shares and shares of common stock issuable upon the conversion thereof will bear a restrictive legend in customarily form for securities issued pursuant to Regulation D. Such legend shall be removed (i) in the absence of an effective registration statement covering such shares, upon the receipt by the Company of a legal opinion from counsel to the Subscriber reasonably acceptable to the Company to the effect that such removal is permitted under the Act, and (ii) if there is an effective registration statement covering such shares, upon a sale pursuant to such effective registration statement.

         (b) The shares of Common Stock issuable upon conversion of the Shares will be subject to stop transfer instructions issued to the Company's transfer agent which will prohibit the transfer of such shares in the absence of any effective registration statement covering such shares or a legal opinion from counsel to the Subscriber reasonably acceptable to the Company to the effect that such transfers may be effected without violation of the Act.

    7. RELIANCE ON REPRESENTATIONS. The Subscriber understands that the offer and sale of the Shares and the shares issuable upon conversion thereof are not being registered under the Act. The Company and the Subscriber are relying on the rules governing offers and sales made pursuant to Regulation D.


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    8.   RESALES.  Subscriber acknowledges and agrees that the Securities may only be resold (a) pursuant to an effective registration statement under the Act; or (b) pursuant to an exemption from registration under the Act.

    9. CONFIDENTIALITY. Each of the Company and the Subscriber agrees to keep confidential and not to disclose to or use for the benefit of any third party the terms of this Agreement or any other information which at any time is communicated by the other party as being confidential without the prior written approval of the other party; provided, however, that this provision shall not apply to information which, at the time of disclosure, is already part of the public domain (except by breach of this Agreement) and information which is required or appropriate to be disclosed by the Company under applicable sercurities law.

10. INDEMNIFICATION.

         (a)(i) In anticipation of the registration of the Registration Shares under the Act and the rules and regulations promulgated thereunder pursuant to this Agreement, the Company will: (i) indemnify and hold harmless the Subscriber and each other person, if any, who controls the Subscriber within the meaning of the Act (each such party, an "Indemnified Party"), to the fullest extent permitted by law, against any losses, claims, damages or liabilities, joint or several, to which any such Indemnified Party may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement under which the Registration Shares were registered under the Act and the rules and regulations promulgated thereunder, any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (ii) reimburse each Indemnified Party for any legal or any other expenses reasonably incurred thereby in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the Company will not be liable in any such case to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus, said prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the Company by any Indemnified Party specifically for use in the preparation thereof.

              (ii) The Subscriber will (a) indemnify and hold harmless the Company and each other person, if any, who controls the Company within the meaning of the Act, to the fullest extent permitted by law, against any losses, claims, damages or liabilities, joint or several, to which the Company or such controlling person may become subject under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact


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         contained in the registration statement under which the Registration
         Shares were registered under the Act and the rules and regulations promulgated thereunder, any preliminary prospectus or final prospectus contained therein or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading or any action or inaction of the Subscriber in connection with the resale of the Securities, and (b) reimburse the Company and each other person, if any, who controls the Company within the meaning of the Act for any legal or any other expenses reasonably incurred thereby in connection with investigating or defending any such loss, claim damage, liability or action; in each case to the extent and only to the extent that any such loss, claim, damage, liability or action arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in said registration statement, said preliminary prospectus or said prospectus or said amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Subscriber specifically for use in the preparation thereof, provided, however, that the aggregate liability of the Subscriber to the Company or such controlling person shall be limited to the net proceeds received by the Subscriber from the sale of the Registration Shares covered by such registration statement.

         (b)  In addition to the indemnification provided in clause (a) of this
Section 10 and the remedies provided for in Section 11 below, each of the Company and the Subscriber agrees to indemnify the other and hold the other harmless from and against any and all losses, damages, liabilities, costs and expenses (including reasonable attorneys' fees) which the other party may sustain or incur in connection with the breach by the indemnifying party of any representation, warranty or covenant made by it in this Agreement.

    11.  FAILURE TO EFFECT REQUIRED REGISTRATION.

         (a) In the event that the Company has not effected the registration of the Registration Shares under the Act and relevant blue sky laws within 105 days of the date hereof, the Company shall pay to the Subscriber by wire transfer, as liquidated damages (the "Liquidated Damages Amount") for such failure and not as a penalty, 3% of the principal amount of the Shares purchased by the Subscriber on the Closing Date for the initial period of 30 days or portion thereof following the expiration of such 90-day period during which such registration of the Registration Shares has not been effected, 3% of such principal amount of Shares for the second period of 30 days or portion thereof following the initial period of 30 days during which such registration of the Registration Shares has not been effected and 3% of such principal amount of Shares for the third period of 30 days or portion thereof following the second period of 30 days during which such registration of the Registration of the Registration Shares has not been effected. Such amount shall be due and payable in cash in advance on the first business day of each such 30-day period, commencing on the 91st day after the date hereof.


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         (b)  In the event  that the Company has not effected the registration of the Registration Shares under the Act and the relevant blue sky laws within 180 days of the date hereof, then, in addition to the Liquidated Damages Amounts payable pursuant to clause (a) above, the Company covenants and agrees that (i) the Subscriber may immediately convert all of the Shares purchased by the Subscriber on the Closing Date into shares of Common Stock of the Company in accordance with the terms of the Certificate of Designation, (ii) if the Subscriber sells the shares of Common Stock issuable upon conversion of the Shares without registration under the Act pursuant to the provisions of Section 4(1) of the Act, the Company will provide the Subscriber with all reasonable assistance in consummating any such sales as the Subscriber shall reasonably request, including, but not limited to, removing the restrictive legend set forth on such shares, and (iii) the Subscriber shall be relieved of any obligation to purchase additional Shares of the Company. Until such time as the Subscriber converted the Shares and received unlegended and freely tradeable shares of Common Stock, nothing contained herein shall be deemed to alter, suspend or terminate the obligation of the Company to pay the Liquidated Damage Amount to the Subscriber as provided in Section 11(a) above.

    12. NOTICES. Any notice to be given or to be served upon any party to this Agreement in connection with this Agreement must be in writing and will be deemed to have been given and received upon confirmed receipt, if sent by facsimile, or two (2) days after it has been submitted for delivery by Federal Express or an equivalent carrier, charges prepaid and addressed to the following addresses with a confirmation of delivery:

         If to the Company, to:

              First Pacific Networks Inc.
              871 Fox Lane
              San Jose, California  95131
              Attention: Mr. Ken Schneider
                         Chief Financial Officer
              Phone No.:  (408) 943-7600
              Fax No.:    (408) 943-7696

         If to the Subscriber, to:

              Museum Assets Ltd.
              83 Dana Crescent
              Thornhill, Ontario
              Canada L4J3H9

         Any party may, at any time by giving notice to the other party, designate any other address in substitution of an address established pursuant to the foregoing to which such notice will be given.

    13. MULTIPLE COUNTERPARTS. This Agreement may be executed in several counterparts, each of which will be deemed to be an original but all of which will constitute one in the same instrument. However, in enforcing any party's rights under this Agreement it will be necessary to produce only one copy of this Agreement signed by the party to be charged.


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

    14.  CERTAIN AGREEMENTS.  The Company covenants and agrees that it will not
(i) enter into any subsequent Regulation D or Regulation S transaction with any third party for a period of 60 days from the Closing Date without first offering the Subscriber the opportunity (which shall remain open for a period of five business days from the date the Subscriber receives notice thereof) to purchase up to all of such additional Regulation D or Regulation S securities (in the discretion of the Subscriber) on the terms and provisions on which the Company proposes to offer such additional Regulation D or Regulation S securities to such third parties. In the event that the Subscriber declines to participate in any such investment, the Company shall provide the Subscriber with prompt written notice of the consummation of any such transaction with a third party, specifying the material terms thereof. In addition, the Company covenants and agrees that the securities to be offered in any such subsequent Regulation D or Regulation S transaction with any third party will not be added to the Registration Statement referred to herein.

    15. GOVERNING LAW. This Agreement will be construed and enforced in accordance with and governed by the laws of the State of New York, except for matters arising under the Act, without reference to principles of conflicts of law. Each of the parties consents to the jurisdiction of the federal courts whose districts encompass any part of the State of New York or the state courts of the State of New York in connection with any dispute arising under this Agreement and hereby waives, to the maximum extent permitted by law, any objection, including any objection based on FORUM NON CONVENIENS, to the bringing of any such proceeding in such jurisdictions. Each party hereby agrees that if another party to this Agreement obtains a judgment against it in such a proceeding, the party which obtained such judgment may enforce same by summary judgment in the courts of any country having jurisdiction over the party against whom such judgment was obtained, and each party hereby waives any defenses available to it under local law and agrees to the enforcement of such a judgment. Each party to this Agreement irrevocably consents to the service of process in any such proceeding by the mailing of copies thereof by registered or certified mail, postage prepaid, to such party at its address set forth herein. Nothing herein shall affect the right of any party to serve process in any other manner permitted by law.

    16. BROKERS. Other than with respect to Michael Arnouse, the Company is not subject to any claim for commission or remuneration by any broker, finder or other person in connection with the transactions contemplated hereby.

    17. MANDATORY CONVERSION. The parties hereto acknowledge that the Shares are subject to mandatory conversion as set forth in the Certificate of Designation.

    18. LIQUIDATED DAMAGES. In the event that the Company fails for any reason to effect delivery of the shares of Common Stock issuable upon conversion within the required time period set forth in Section 4 hereof, the parties agree that the amount of damages sustained by Subscriber would be substantial but would be difficult to determine precisely, accordingly, the Subscriber will be entitled to receive, as liquidated damages for such failure and not as a penalty, an amount in cash equal to the number of shares of Common Stock to which the Subscriber would have been entitled on the date of the Conversion Notice multiplied by the closing bid price for the Common Stock of the Company on the third day following such date.


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    The Subscriber acknowledges that this Agreement shall not be effective unless and until accepted by the Company as indicated below.

Dated this      day of August, 1996.

                                       MUSEUM ASSETS LTD.


                                       By:
                                            -------------------------------
                                            Name:
                                            Title:

         THIS SUBSCRIPTION IS ACCEPTED BY THE COMPANY ON THE      DAY OF
AUGUST, 1996.

                                       FIRST PACIFIC NETWORKS INC.


                                       By:
                                            --------------------------------
                                            Name:
                                            Title:


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